UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

Commission File Number: 000-50502

Millennium Healthcare Inc.

(Exact Name of registrant as Specified in Its Charter)

Delaware	11-3229358
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Garden City Plaza, Suite 440, Garden City, New York 11530

(Address of principal executive offices)

516-628-5500

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2014 Millennium HealthCare Inc., a Delaware corporation (the “Company”) filed a Certificate of Designation of Series G Preferred Stock (“Series G Preferred Stock”)   with the Secretary of State of the State of Delaware. Holders of Series G Preferred Stock shall be entitled to receive, along with the Series F Preferred Stock holders, and the Company shall pay, a quarterly dividend of 10% of the Company’s earnings before interest, taxes and amortization. For purposes of allocating the 10% dividend proportionally to the Series F Preferred Stock and G Preferred Stock holders, Series G Preferred Stock will be weighted and valued at 1,000 times that of Series F Preferred Stock. The Series G Preferred Stock shall expire or be redeemable for $1,000 immediately after holders of the Preferred Stock have received an aggregate of $1,200 of dividends for every share of Preferred Stock they hold. A copy of the Certificate of Designation is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
3.1	Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Millennium Healthcare Inc.

DATE: March 13, 2014	By:	/s/ Dominick Sartorio
Dominick Sartorio
Chief Executive Officer